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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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W.W. Grainger, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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W.W. GRAINGER, INC.
100 Grainger Parkway, Lake Forest, Illinois 60045-5201
(847) 535-1000

        March 24, 2006

Dear Grainger Shareholder:

        The W.W. Grainger, Inc. 2006 annual meeting of shareholders will be held at our headquarters located at 100 Grainger Parkway, Lake Forest, Illinois (see map overleaf), on Wednesday, April 26, 2006, at 10 a.m. (CDT).

        We will report at the meeting on our operations and other matters of current interest. The Board of Directors and management cordially invite you to attend.

        The formal notice of the annual meeting and the proxy statement follow. Whether or not you plan to attend the meeting, please ensure that your shares are represented by giving us your proxy. You can do so by telephone, by Internet, or by signing and dating the enclosed proxy form and returning it promptly in the envelope provided.

                      Sincerely,

                      /s/  R. L. KEYSER
                      Richard L. Keyser
                      Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT

Peterson Rd.
137
Buckley Rd.
Milwaukee, Wis.
176
176
21
St. Mary's Rd.
Bradley Rd.
Fairfield Rd.
60/83
Town Line Rd.
60
GRAINGER
Riverwoods Rd.
I-94
Gilmer Rd.
45
Everett Rd.
21
I-94
43
Skokie Hwy.
Old McHenry Rd.
22
83
Half Day Rd.
22
Marriott Courtyard
Marriott Lincolnshire
Hawthorne Suite
Deerfield Rd.
12
83
Sanders Rd.
Lake Cook Rd.
Elmhurst Rd.
Milwaukee Ave.
I-94
41
Rand Rd.
Palatine Rd.
Palwaukee Airport
Palatine/Willow Rd.
53
Northwest Tollway
Waukegan Rd.
I-294
12
83
River/Mannheim Rd.
90
21
43
53
83
Chicago-O'Hare Int'l. Airport
12/45
I-190
72
14

Bradley Rd.
100 Grainger Parkway
Town Line Rd.
60
St. Mary's Rd.
94
Waukegan Rd.
Lake Forest
21
Everett Rd.
Vernon Hills
43
Milwaukee Ave.
Riverwoods Rd.

W.W. GRAINGER, INC.
2006 Annual Meeting of Shareholders
Wednesday, April 26, 2006 - 10 A.M.(CDT)

The Grainger Lake Forest Headquarters is located on the South side of Rt. 60 (Town Line Road) 1/4 mile West of Bradley/Riverwoods Road or 1/2 mile East of St. Mary's Road.

W.W. GRAINGER, INC.
100 Grainger Parkway, Lake Forest, Illinois 60045-5201
(847) 535-1000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 26, 2006

        The annual meeting of shareholders of W.W. Grainger, Inc. will be held at its headquarters at 100 Grainger Parkway, Lake Forest, Illinois (see map on previous page), on April 26, 2006, at 10 a.m. (CDT) for the following purposes:

  1.
  To elect thirteen directors for the ensuing year;

  2.
  To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditor for the year ending December 31, 2006; and

  3.
  To transact such other business as may properly come before the meeting and any adjournment thereof.

        The Board has fixed the close of business on March 6, 2006 as the record date for the meeting. Shareholders may vote either in person or by proxy.

        By order of the Board of Directors.

                      L. M. Trusdell
                      Corporate Secretary

Lake Forest, Illinois
March 24, 2006

W.W. Grainger, Inc.
100 Grainger Parkway
Lake Forest, Illinois 60045-5201
(847) 535-1000

PROXY STATEMENT

INTRODUCTION

What is the purpose of this proxy statement?

        This proxy statement relates to Grainger's 2006 annual meeting of shareholders to be held on April 26, 2006 and any adjournment of that meeting. It contains information intended to help you make your voting decisions. We are sending the proxy statement to you because Grainger's Board of Directors is soliciting your proxy to vote your shares at the meeting. The mailing of the proxy statement and other proxy-soliciting materials to you and other shareholders began on or about March 24, 2006.

What matters are scheduled to be presented?

  •
  The election of thirteen directors.

  •
  A proposal to ratify the appointment of Ernst & Young LLP as Grainger's independent auditor for the year ending December 31, 2006.

Who is entitled to vote?

        Holders of shares of common stock outstanding on Grainger's books at the close of business on March 6, 2006, the record date for the meeting, may vote. There were 90,001,539 shares of common stock outstanding at that time.

How many votes do I have?

        You have the right to cumulative voting in the election of directors. This means that you have a number of votes in the election equal to the number of shares you own multiplied by the number of directors being elected. You can cast those votes as you choose. For example, you may cast all your votes for one nominee or you may apportion your votes among two or more nominees.

        In any matter other than the election of directors, each of your shares is entitled to one vote.

Does Grainger have majority voting for election of directors?

        Yes. Directors are elected by the votes of a majority of the shares which are represented in person or by proxy at the meeting and entitled to vote.

What if I don't indicate my voting choices?

        If Grainger receives your proxy in time to permit its use at the meeting, your shares will be voted in accordance with the instructions you indicate. If you have not indicated otherwise, your shares will be voted as recommended by Grainger's Board. More particularly, your shares will be voted, either individually or cumulatively, FOR the election of the director nominees and FOR the proposal to ratify the appointment of the independent auditor.

How does discretionary voting apply?

        Grainger is not aware of any matter not described in this proxy statement that will be presented for consideration at the meeting. If another matter is properly presented, your shares will be voted on the matter in accordance with the judgment of the person or persons voting the proxy unless your proxy withholds discretionary authority.

May I revoke my proxy?

        You may revoke your proxy at any time before the voting at the meeting. You can do so in one of the following ways:

  1.
  Deliver to Grainger's Corporate Secretary written notice that you are revoking your proxy; or

  2.
  Give another proxy with a later date (which can be done by telephone, by Internet, or by delivering a signed written proxy); or

  3.
  Vote in person at the meeting.

What does it mean if I receive more than one set of proxy materials?

        Receiving multiple sets of proxy-soliciting materials generally means that your Grainger shares are held in different names or in different accounts. You should respond to all of the proxy requests to ensure that all your shares are voted.

What constitutes a quorum at the meeting?

        A majority of the outstanding shares entitled to vote on a matter, whether present in person or by proxy, constitutes a quorum for consideration of that matter at the meeting. A quorum is necessary for valid action to be taken on the matter. Your shares will be present by proxy and count towards the quorum if you give us your proxy by telephone, by Internet, or by signing, dating, and returning a proxy form.

Who pays the costs of soliciting proxies?

        Grainger will pay all the costs of soliciting management proxies. Brokerage firms, custodians, nominees, fiduciaries, and other intermediaries are being asked to forward the proxy-soliciting materials to beneficial owners of Grainger common stock and to obtain their authority to give proxies. Grainger will reimburse these intermediaries for their reasonable expenses.

        In addition to mailing proxy-soliciting materials, Grainger's directors, officers, and regular employees may solicit proxies personally, by telephone or by other means. They will not receive additional compensation for these services, other than normal overtime pay, if applicable. Representatives of Grainger's transfer agent may also solicit proxies. Grainger additionally has employed D.F. King & Co., Inc. to help solicit proxies and will pay that firm approximately $5,500 for its services, plus reasonable costs and expenses.

How do I submit a shareholder proposal or directly nominate a director at the 2007 annual meeting?

        If you wish to have a shareholder proposal included in Grainger's proxy-soliciting materials for the 2007 annual meeting of shareholders, please send a notice of intent to submit your proposal at that meeting to the Corporate Secretary at Grainger's headquarters. The notice, including the text of the proposal, must be in writing, signed, and in compliance with the timing and other requirements of proxy rules of the Securities and Exchange Commission. For a shareholder proposal relating to the 2007 annual meeting to be timely, Grainger must receive the notice no later than November 24, 2006.

        Grainger's by-laws require written notice concerning a shareholder submission of a proposal or a shareholder nomination of a person for election as a director at a meeting of shareholders. For either a shareholder proposal or a nomination, certain information about the shareholder, and the proposal or nominee (as the case may be), is required. For the submission of a proposal, the notice must be furnished generally not less than 90 days and not more than 120 days before the anniversary date of the prior year's annual meeting. For a nomination to be considered at Grainger's 2007 annual meeting, the notice must be furnished no later than November 24, 2006. A copy of the by-laws may be obtained free of charge on written request to the Corporate Secretary at Grainger's headquarters.

ELECTION OF DIRECTORS

        Grainger's directors are elected each year at the annual meeting. Directors and nominees are encouraged to attend annual meetings. At the 2005 annual meeting, nine out of ten directors were in attendance.

        Thirteen directors will be elected at this year's annual meeting. The directors will serve until the 2007 annual meeting of shareholders or until their successors have been elected and qualified.

        Grainger's Board has nominated V. Ann Hailey to stand for election at this year's annual meeting. Details concerning Ms. Hailey, and the other nominees, are provided below.

        Majority (rather than plurality) voting applies to Grainger's director elections. Accordingly, directors are elected by the votes of a majority of the shares of Grainger common stock represented in person or by proxy at the meeting and entitled to vote. Directions to withhold authority will have the same effect as votes against the election of directors. Broker non-votes will not affect the outcome of the vote.

        If any of the nominees mentioned below should be unavailable for election, a circumstance which is not expected, the person or persons voting your proxy may exercise discretion to vote for a substitute nominee selected by the Board.

        The Board has adopted "categorical standards" to assist it in evaluating the independence of nominees. The categorical standards, which are set forth in Appendix A to this proxy statement, are intended to help the Board in determining whether certain relationships between nominees and Grainger are "material relationships" for purposes of the New York Stock Exchange (NYSE) independence standards. The categorical standards adopted by the Board are consistent with, and in some respects more strict in their requirements than, the NYSE's "bright line" independence criteria.

        The Board has determined that each of Messrs. Anderson, Gantz, Hall, Levenick, McCarter, Novich, Roberts, Rogers, Slavik, and Smith and Ms. Hailey has no material relationship with Grainger within the meaning of the NYSE independence standards and with reference to the categorical standards. The other nominees, Messrs. Grainger and Keyser, are Grainger employees and, accordingly, are not considered "independent." All of the nominees except for Ms. Hailey are presently directors and, except for Ms. Hailey and Messrs. Levenick and Roberts, were previously elected by the shareholders. The nominees have provided the following information about themselves, including ages in March 2006. Unless otherwise indicated, each has served for at least the past five years in the principal business position currently or most recently held.

Brian P. Anderson, age 55, is the former Executive Vice President of Finance and Chief Financial Officer of OfficeMax Incorporated, a distributor of business-to-business and retail office products. Prior to assuming this position in 2004, Mr. Anderson was Senior Vice President and Chief Financial Officer of Baxter International Inc., a position he assumed in 1998. He is also a director of A. M. Castle & Co. and Pulte Homes, Inc. Mr. Anderson, an independent director, was first elected a director of Grainger in 1999, is Chairman of the Audit Committee, is Grainger's "audit committee financial expert," and is a member of the Board Affairs and Nominating Committee.

Wilbur H. Gantz, age 68, is Executive Chairman of Ovation Pharmaceuticals, Inc., a privately owned specialty pharmaceutical company that focuses on under-promoted and late-stage development products. He assumed this position in 2002. Mr. Gantz previously served as Chairman and Chief Executive Officer of PathoGenesis Corporation and as President of Baxter International Inc. He is also a director of Gambro AB and Harris Financial Corp. Mr. Gantz, an independent director, was first elected a director of Grainger in 1985 and is a member of the Audit Committee and the Board Affairs and Nominating Committee.

David W. Grainger, age 78, is the company's Senior Chairman of the Board, a position assumed in 1997 after serving as Chairman of the Board. He was the company's Chief Executive Officer until 1995. Mr. Grainger joined the company in 1952 and was first elected a director in 1953.

V. Ann Hailey, age 54, is Executive Vice President and Chief Financial Officer of Limited Brands, Inc., a position assumed in 1997, and a director of that company. Prior to joining Limited Brands in 1997, she was Senior Vice President and Chief Financial Officer of Pillsbury Company. Ms. Hailey is also a director of the Federal Reserve Bank of Cleveland.

William K. Hall, age 62, is the co-founder and Chairman of Procyon Technologies, Inc., a privately owned, Chicago-based holding company which focuses on the acquisition and growth of suppliers to the global aerospace and defense industry. Prior to assuming that position in 2000, Mr. Hall was Chairman and Chief Executive Officer of Falcon Building Products, Inc., a manufacturer and distributor of products for residential and commercial construction and home improvement markets. He currently serves on the boards of Actuant Corporation, Great Plains Energy Incorporated, and A. M. Castle & Co. Mr. Hall, an independent director, was first elected a director of Grainger in 2005 and is a member of the Audit Committee and the Board Affairs and Nominating Committee.

Richard L. Keyser, age 63, is Grainger's Chairman of the Board, a position assumed in 1997, and Chief Executive Officer, a position assumed in 1995. Previously he served as Grainger's President and Chief Operating Officer. Mr. Keyser is also a director of Principal Financial Group, Inc. and Rohm and Haas Company. He joined Grainger in 1986 and became a director in 1992.

Stuart L. Levenick, age 53, is group president of Caterpillar Inc., a manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines. Prior to assuming that position in 2004, Mr. Levenick served as vice president, Caterpillar Inc. and chairman of Shin Caterpillar Mitsubishi Ltd. from 2000 to 2004 and as vice president, Asia Pacific Division from 2001 to 2004. He is also a director of Entergy Corporation, New Orleans, LA, and the US-China Business Council. Mr. Levenick, an independent director, was first appointed a director of Grainger in 2005 and is a member of the Board Affairs and Nominating Committee and the Compensation Committee.

John W. McCarter, Jr., age 68, is President and Chief Executive Officer of The Field Museum of Natural History, a position assumed in 1996. Mr. McCarter served as Senior Vice President of Booz, Allen & Hamilton Inc., a management consulting firm, until 1997. He is also a director of Divergence, Inc. and Janus Funds. Mr. McCarter, an independent director, was first elected a director of Grainger in 1990 and is Chairman of the Board Affairs and Nominating Committee and a member of the Compensation Committee.

Neil S. Novich, age 51, is Chairman, President, and Chief Executive Officer, as well as a director, of Ryerson Inc., a large metal distributor and processor. He became Ryerson's President and Chief Executive Officer in 1996 and its Chairman in 1999. Mr. Novich, an independent director, was first elected a director of Grainger in 1999 and is a member of the Board Affairs and Nominating Committee and the Compensation Committee.

Michael J. Roberts, age 54, is President and Chief Operating Officer of McDonald's Corporation. Before assuming this position in November 2004, his previous positions at McDonald's Corporation included Chief Executive Officer—McDonald's USA during 2004; President—McDonald's USA from 2001 to 2004; and President, West Division—McDonald's USA from 1997 to 2001. Mr. Roberts, an independent director, was first appointed a director of Grainger in 2006 and is a member of the Board Affairs and Nominating Committee and the Compensation Committee.

Gary L. Rogers, age 61, was Vice Chairman of General Electric Company from 2001 until his retirement in December 2003. Previously, Mr. Rogers was Senior Vice President of General Electric Company and President and Chief Executive Officer of GE Plastics from 1992 to 2001. He is also a director of Rohm and Haas Company and Wyeth and is a trustee of the Florida State University Foundation. Mr. Rogers, an independent director, was first appointed a director of Grainger in 2004 and is a member of the Board Affairs and Nominating Committee and the Compensation Committee.

James D. Slavik, age 53, is Chairman (formerly President) and a director of Mark IV Capital, Inc., an investment company dealing in real estate development and corporate investments. Mr. Slavik, an independent director, was first elected a director of Grainger in 1987 and is a member of the Audit Committee and the Board Affairs and Nominating Committee.

Harold B. Smith, age 72, is Chairman of the Executive Committee and a director of Illinois Tool Works Inc., a manufacturer and marketer of engineered components and industrial systems and consumables. He is also a director of Northern Trust Corporation. Mr. Smith, an independent director, was first elected a director of Grainger in 1981 and is Chairman of the Compensation Committee and a member of the Board Affairs and Nominating Committee. Mr. Smith has reached the age at which, under Grainger's Criteria for Membership on the Board of Directors, an outside director would generally not be nominated. However, the Board has determined that in the case of Mr. Smith, an exception to this general principle is appropriate.

BOARD OF DIRECTORS AND BOARD COMMITTEES

        Five meetings of the Board were held in 2005. Each Board meeting included at least one executive session, during which only independent directors were present. In addition, the directors acted twice by unanimous consent during the year.

        The Board has three standing committees: Audit, Board Affairs and Nominating, and Compensation. All members of these committees are required to be "independent" directors. All non-employee directors have been determined to be independent. Committee memberships are shown in the following table:

Independent Directors' Committee Assignments

Board Affairs and Nominating
Name	Audit		Compensation

Brian P. Anderson	Chair	Member

Wilbur H. Gantz	Member	Member

William K. Hall	Member	Member

Stuart L. Levenick		Member	Member

John W. McCarter, Jr.		Chair	Member

Neil S. Novich		Member	Member

Michael J. Roberts		Member	Member

Gary L. Rogers		Member	Member

James D. Slavik	Member	Member

Harold B. Smith		Member	Chair

        Each non-employee director of Grainger is an alternate member of each Board committee of which the director has not been specifically appointed a member. An alternate committee member may serve for all purposes at a committee meeting in place of a regular member who is absent.

Audit Committee

        The Audit Committee met six times in 2005. The Board has determined that each of the members of the Audit Committee is "independent," as that term is defined in the independence requirements for audit committee members contained in the applicable rules of the Securities and Exchange Commission (SEC) and standards of the New York Stock Exchange (NYSE). The Board has also determined that Mr. Brian P. Anderson, Chairman of the Audit Committee, is an "audit committee financial expert," as that term is defined in the applicable rules of the SEC.

        The Audit Committee assists the Board in its oversight responsibility with respect to Grainger's financial reporting process, Grainger's systems of internal accounting and financial controls, the integrity of Grainger's financial statements, Grainger's compliance with legal and regulatory requirements, the qualifications and independence of Grainger's independent auditor, and the performance of Grainger's internal audit function and independent auditor. It also has oversight responsibilities for various aspects of certain employee benefit plans. Additionally included among the responsibilities of the Audit Committee are the appointment, compensation, retention, and oversight of the independent auditor, the establishment of procedures for the treatment of complaints regarding accounting, internal accounting controls, and auditing matters, and the pre-approval of audit and non-audit services to be provided by the independent auditor. The Audit Committee has the further responsibility of overseeing compliance with Grainger's Business Conduct Guidelines.

Board Affairs and Nominating Committee

        The Board Affairs and Nominating Committee met four times in 2005. The Board has determined that each of the members of the Board Affairs and Nominating Committee is "independent," as that term is defined in the independence requirements for members of nominating committees contained in the applicable standards of the NYSE. The Chairman of the Board Affairs and Nominating Committee reviews all agendas of Board meetings and acts as Chairman and presides at regular executive sessions of the Board.

        The Board Affairs and Nominating Committee makes recommendations to the Board regarding the makeup of the Board and its committees, establishes specific criteria by which potential directors shall be qualified, identifies potential nominees, and makes recommendations concerning director and nominee independence. The Committee also has primary responsibility for corporate governance oversight, including the responsibility to recommend corporate governance principles, recommend Board committee responsibilities and members, evaluate the Board in the area of corporate governance, including the adequacy of the information supplied to the Board and the Board's performance of its oversight responsibilities relative to the management of Grainger, and to recommend retirement, compensation, and other policies applicable to directors. Additional responsibilities are to review senior management organization and succession and to make initial assessments regarding major issues or proposals.

Compensation Committee

        The Compensation Committee met five times in 2005. The Board has determined that each of the members of the Compensation Committee is "independent," as that term is defined in the independence requirements for members of compensation committees contained in the applicable standards of the NYSE.

        The Compensation Committee oversees Grainger's activities in the area of compensation and benefits (generally with regard to all employees and specifically with regard to officers) and reviews and makes recommendations concerning compensation-related matters to be submitted to the Board and/or shareholders for approval. It also acts as the administration committee under various stock and incentive plans. Included among its duties are the review and approval of corporate goals and objectives relevant to chief executive officer compensation, the evaluation of chief executive officer performance in light of those goals and objectives and, either as a committee or together with the other independent directors, the determination and approval of the chief executive officer's compensation level based on this evaluation.

Available Information

        Grainger has adopted Business Conduct Guidelines for directors, officers, and employees, which incorporate the Code of Ethics required by rules of the SEC to be applicable to a company's chief executive officer, chief financial officer, and chief accounting officer or controller, and intends to satisfy any disclosure requirements with respect to the Business Conduct Guidelines by posting the information on its Web site. Grainger's Board has also adopted Operating Principles for the Board of Directors, which represent its corporate governance guidelines.

        Grainger's Business Conduct Guidelines and Operating Principles for the Board of Directors are available in the Corporate Governance section of Grainger's Web site at www.grainger.com/investor. Also available in the Corporate Governance section of that Web site are the charters, adopted by the Board, of the Board's Audit Committee, Board Affairs and Nominating Committee, and Compensation Committee. All of these documents are additionally available to shareholders in print, free of charge, upon request to the Corporate Secretary at Grainger's headquarters.

Recommending Candidates for Board Membership

        The Board Affairs and Nominating Committee recommends candidates for Board membership based on a number of criteria, including ethical standards, judgment, independence and objectivity, strategic perspective, record of accomplishments, and business knowledge and experience applicable to Grainger's goals. Suggestions as to candidates are received from members of the Board Affairs and Nominating Committee, other directors, employees and others, including shareholders. The Board Affairs and Nominating Committee has also engaged an executive search firm to assist it in identifying and evaluating potential candidates.

        Ms. Hailey and Messrs. Levenick and Roberts were initially identified by the executive search firm engaged by the Committee. The Board Affairs and Nominating Committee considered their backgrounds and qualifications in detail against other potential candidates before recommending them to the full Board, which nominates candidates for election. Ms. Hailey and Messrs. Levenick and Roberts have not previously stood for election to the Board. Mr. Levenick was appointed to the Board in 2005 and Mr. Roberts was appointed to the Board in 2006.

        Any shareholder who would like the Board Affairs and Nominating Committee to consider a candidate for Board membership should send a letter of recommendation containing the name and address of the proposing shareholder and the proposed candidate and setting forth the business, professional, and educational background of the proposed candidate, as well as a description of any agreement or relationship between the proposing shareholder and proposed candidate. A written consent of the proposed candidate to being identified as a nominee and to serve as a director if elected should also be provided. The communication should be sent by mail or other delivery service to the attention of the Corporate Secretary at Grainger's headquarters.

Other Communications With Directors

        A process has been established by which shareholders and other interested parties may communicate with the Board, Board committees, and/or individual directors on matters of interest. Such communications should be sent in writing to the intended director(s) or director group(s) in care of W.W. Grainger, Inc., P.O. Box 856, Skokie, Illinois 60076-0856. Additional information concerning this process is available in the Corporate Governance section of Grainger's Web site at www.grainger.com/investor.

DIRECTOR COMPENSATION

        Members of Grainger's Board of Directors who are not employees of Grainger or any Grainger subsidiary are compensated at a level which reflects market practice for an appropriate comparator group, as confirmed by independent compensation consultants. Such directors receive from Grainger an annual retainer of $60,000, which is intended to cover all regularly scheduled meetings of the Board and its committees. If additional meetings are held, a per-meeting fee of $1,500 is paid to each attending director.

        The Chairmen of Board committees receive annual retainers in the amount of $10,000 for the Audit Committee Chair and $7,500 for the other committee Chairs. Other directors receive an annual retainer of $5,000 for each committee on which the director serves as a member. Directors may elect to defer, in a deferred stock unit account, their chair and committee retainers and the retainers and fees described in the preceding paragraph.

        In addition, directors receive annual deferred stock unit grants. The number of shares covered by each grant is equal to $60,000 divided by the fair market value of a share of Grainger common stock at the time of grant, rounded up to the next ten-share increment. The deferred stock units are settled on termination of service as a director. In addition, Grainger reimburses travel expenses relating to service as a director, reimburses directors for attending continuing education programs, and matches directors' charitable contributions on the same basis as for Grainger employees.

        A director who is an employee of Grainger or any Grainger subsidiary does not receive any compensation for serving as a director.

        Stock ownership guidelines applicable to non-employee directors were established in 1998. These guidelines provide that within five years after election, a director must own Grainger common stock and common stock equivalents having a value of at least five times the annual retainer fee for serving on the Board. All directors subject to the guidelines are in compliance with them.

        In the ordinary course of business during 2005, Grainger engaged in various types of business transactions with organizations with which Grainger directors are associated in their principal business occupations or otherwise. These transactions are not deemed material to any of the directors. Similar transactions, which are not expected to be material to any of the directors, are likely to occur in the future.

OWNERSHIP OF GRAINGER STOCK

        The table below shows how many shares of Grainger common stock the directors, the nominees, certain executive officers, and all directors and executive officers as a group beneficially owned as of March 6, 2006.

        Beneficial ownership is a term broadly defined by the SEC. In general, a person beneficially owns securities if the person, alone or with another, has voting power or investment power (the power to sell) over the securities. Being able to acquire either voting or investment power within 60 days, such as by exercising stock options, also results in beneficial ownership of securities. Unless otherwise indicated in the footnotes following the table, each of the named persons had beneficial ownership of the indicated number of Grainger shares by sole voting and investment power.

Beneficial Owner	Shares	Option Shares Exercisable Within 60 Days (1)	Stock Units (2)	Total	Percentage of Common Stock (3)
David W. Grainger (4) (5) (6) 100 Grainger Parkway Lake Forest, IL 60045	8,724,450	-0-	-0-	8,724,450	9.7%
James D. Slavik (7) (8)	4,323,603	15,290	7,298	4,346,191	4.8%
Brian P. Anderson	4,340	11,630	4,666	20,636	*
Y. C. Chen	-0-	55,870	32,350	88,220	*
Wilbur H. Gantz	11,340	15,290	12,969	39,599	*
V. Ann Hailey	-0-	-0-	-0-	-0-	*
William K. Hall	3,000	-0-	2,426	5,426	*
John L. Howard	1,713	76,550	28,350	106,613	*
Richard L. Keyser (6) (9) (10)	637,576	748,330	90,595	1,476,501	1.5%
Stuart L. Levenick	-0-	-0-	1,038	1,038	*
P. Ogden Loux (10) (11)	26,566	206,850	21,500	254,916	*
John W. McCarter, Jr. (12)	12,540	15,290	5,459	33,289	*
Neil S. Novich	5,340	11,630	4,511	21,481	*
Michael J. Roberts	-0-	-0-	322	322	*
Gary L. Rogers	310	-0-	1,260	1,570	*
James T. Ryan (13)	11,213	91,210	46,500	148,923	*
Harold B. Smith (14)	44,540	15,290	7,298	67,128	*
Directors and Executive Officers as a group (10) (15) (16)	13,353,031	1,362,310	273,592	14,988,933	16.1%

1.
In computing the percentage of shares owned by each person and by the group, these shares were added to the total number of outstanding shares for the separate calculations.

2.
Represents the number of stock units credited to the accounts of non-employee directors under the Director Stock Plan and the 2005 Incentive Plan, and the number of restricted stock units credited to the accounts of executive officers under the 1990 Long Term Stock Incentive Plan and the 2005 Incentive Plan. Each stock unit is intended to be the economic equivalent of a share of Grainger common stock. These units are excluded from the computations of percentages of shares owned.

3.
An asterisk (*) indicates less than 1%.

4.
Mr. Grainger is known to be the beneficial owner of more than 5% of Grainger's common stock.

5.
Includes 1,124,720 shares as to which Mr. Grainger has shared voting and investment power. Also see Note 6 below.

6.
Includes 481,996 shares as to which Messrs. Grainger and Keyser may be deemed to have shared voting and investment power by virtue of their serving as directors of The Grainger Foundation, Inc. The Grainger Foundation was established in 1952 by William Wallace Grainger, the founder of Grainger, and is not affiliated with Grainger.

7.
Includes 2,742,597 shares as to which Mr. Slavik has shared voting and/or investment power.

8.
Excludes 705,046 shares held by certain of Mr. Slavik's family members, as to which shares Mr. Slavik disclaims voting or investment power.

9.
Includes 155,580 shares as to which Mr. Keyser has sole voting and investment power.

10.
Includes shares of restricted stock as follows: Mr. Keyser, 100,000 shares; Mr. Loux, 20,000 shares; and all directors and executive officers as a group, 145,000 shares (including the shares held by Messrs. Keyser and Loux). These shares are not transferable and are subject to forfeiture during the restricted period.

11.
Excludes 400 shares held by Mr. Loux's wife, as to which shares Mr. Loux disclaims voting or investment power.

12.
Includes 12,540 shares as to which Mr. McCarter has shared voting and investment power with his wife.

13.
Includes 1,446 shares as to which Mr. Ryan has shared voting and investment power with his wife.

14.
Includes 32,000 shares as to which Mr. Smith has shared voting and investment power.

15.
Includes 4,395,299 shares as to which members of the group have shared voting and/or investment power.

16.
Excludes 705,446 shares held by certain family members, as to which shares members of the group disclaim voting or investment power.

        The table below sets forth information concerning beneficial ownership of Grainger's common stock as of December 31, 2005, as reported in a Schedule 13G filed with the Securities and Exchange Commission. Schedule 13G filers generally are institutional investors who acquire beneficial ownership of more than 5% of a public company's voting securities in the ordinary course of business without the purpose of changing or influencing control of the company.

Beneficial Owner	Shares Beneficially Owned*		Percentage of Common Stock
Barclays Global Investors NA 45 Fremont Street San Francisco, CA 94105	5,755,385	**	6.44%

*
Includes shares beneficially owned by affiliated entities.

**
Includes 4,939,493 shares as to which sole voting power is claimed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires that Grainger's directors, executive officers, and 10% shareholders file with the SEC reports concerning their ownership, and changes in their ownership, of Grainger equity securities. Based on a review of copies of the reports provided to Grainger and representations of those persons, Grainger believes that these filing requirements were met during 2005.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

        The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities. The Board has determined that each of the members of the Audit Committee is "independent," as that term is defined in the independence requirements for audit committee members contained in the applicable rules of the Securities and Exchange Commission and standards of the New York Stock Exchange. The Audit Committee acts under a charter that was last amended by the Board on December 10, 2003, and included as Appendix A to the proxy statement for the 2004 Annual Meeting of Shareholders.

        Management is responsible for the Company's internal controls and the financial reporting process. Ernst & Young LLP, the Company's independent auditor, was responsible for performing an independent audit of the Company's most recent consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management's assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of the Company's internal control over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes.

        In performing these responsibilities, the Audit Committee reviewed and discussed the Company's audited consolidated financial statements and the effectiveness of internal control over financial reporting with management and Ernst & Young LLP. The Audit Committee discussed with Ernst & Young LLP matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," and Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 2, "An Audit of Internal Control Over Financial Reporting Performed in Conjunction with An Audit of Financial Statements." Ernst & Young LLP also provided to the Audit Committee the letter and written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with Ernst & Young LLP the matter of the firm's independence.

        Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission.

                      Brian P. Anderson, Chairman
                      Wilbur H. Gantz
                      William K. Hall
                      James D. Slavik

                      Members of the Audit Committee
                      of the Board of Directors

AUDIT FEES AND AUDIT COMMITTEE PRE-APPROVAL
POLICIES AND PROCEDURES

        The following table sets forth the fees that were billed to Grainger by Ernst & Young LLP and Grant Thornton LLP for professional services rendered with respect to fiscal years 2005 and 2004, respectively:

Fee Category	2005	2004
Audit Fees	$1,186,190	$873,897
Audit-Related Fees	-0-	113,568
Tax Fees	-0-	7,000
All Other Fees	-0-	-0-

Total Fees	$1,186,190	$994,465

        Audit Fees.    Consists of fees billed for professional services rendered for the audits of Grainger's annual financial statements and internal control over financial reporting, review of the interim financial statements included in Grainger's quarterly reports on Form 10-Q, and other services normally provided in connection with Grainger's statutory and regulatory filings or engagements.

        Audit-Related Fees.    Consists of fees billed for professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of Grainger's financial statements. These services include the audits of Grainger's employee benefit plans and various attest services. Estimated fees of $148,000 related to fiscal year 2005 will be included in 2006 when these professional services are rendered and billed by Ernst & Young LLP.

        Tax Fees.    Consists of fees billed for professional services rendered for tax compliance, tax advice, and tax planning. These services include assistance with the preparation of various tax returns. Estimated fees of $12,000 related to fiscal year 2005 will be included in 2006 when these professional services are rendered and billed by Ernst & Young LLP.

        All Other Fees.    Consists of fees billed for all other professional services rendered to Grainger.

Pre-Approval Policy for Audit and Non-Audit Services

        The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services to be provided by Grainger's independent auditor. Also, specific pre-approval by the Audit Committee is required for any proposed services exceeding pre-approved cost levels. The Audit Committee may delegate pre-approval authority for audit and non-audit services to one or more of its members, and such authority has been delegated to the Chairman of the Audit Committee. The decisions of any member to whom such authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee periodically reviews reports summarizing all services provided by the independent auditor.

EXECUTIVE COMPENSATION

Summary Compensation Information

        This table provides summary information about compensation paid to or accrued for the named executive officers for services during the years ended December 31, 2005, 2004, and 2003.

Long-Term Compensation Awards
Annual Compensation
Grainger Restricted Stock / Restricted Stock Unit Awards (4)
Name and Principal Position	Year	Salary (1)	Bonus (2)	Other Annual Compensation (3)		Stock Options (Shares)	All Other Compensation (5)
Richard L. Keyser Chairman of the Board and Chief Executive Officer	2005 2004 2003	$1,015,010 1,000,040 1,000,040	$1,298,000 1,918,918 686,028	$106,446 -0- -0-	$1,568,700 1,461,780 -0-	90,000 81,000 174,000	$487,718 250,396 145,710
James T. Ryan Group President	2005 2004 2003	$501,290 426,290 370,040	$413,033 501,250 134,765	-0- -0- -0-	$470,610 947,450 -0-	27,000 20,000 30,000	$164,452 81,316 42,991
P. Ogden Loux Sr. Vice President, Finance and Chief Financial Officer	2005 2004 2003	$478,030 450,005 420,020	$383,297 548,240 196,010	-0- -0- -0-	$339,885 406,050 -0-	19,000 20,000 45,000	$168,424 94,085 52,578
John L. Howard Sr. Vice President and General Counsel	2005 2004 2003	$384,860 350,840 340,040	$221,250 297,652 112,014	-0- -0- -0-	$227,462 216,560 -0-	13,000 12,000 25,000	$144,958 66,577 30,710
Y. C. Chen Sr. Vice President, Supply Chain Management	2005 2004 2003	$368,250 335,750 281,667	$208,860 299,590 86,625	-0- -0- -0-	$224,847 232,802 506,600	13,100 13,100 20,000	$180,198 60,474 23,935

(1)
Represents fixed annual salary and car allowance.

(2)
Represents amounts paid under annual cash incentive programs.

(3)
Includes $102,322 for personal use of Grainger aircraft, reflecting Grainger's total incremental cost of such use. Grainger has used a methodology that includes incremental costs such as aircraft fuel, landing and parking services, crew travel expenses, in-flight food and beverages and other expenses.

(4)
Represents values on the dates of award of restricted shares or restricted stock units of Grainger common stock. Restricted shares have the same rights, including dividend and voting rights, as other shares of Grainger common stock. Restricted stock units are eligible for dividend equivalents. As of December 31, 2005, Messrs. Keyser, Ryan, Loux, Howard, and Chen held 190,595, 46,500, 41,500, 28,350, and 32,350 restricted shares and restricted stock units, having then-current market values of $13,551,305, $3,306,150, $2,950,650, $2,015,685, and $2,300,085, respectively. Vesting of the restricted shares and restricted stock units ranges from already-vested to 2011, in all cases assuming the executive's continued employment with Grainger. Acceleration of vesting of all restricted shares and restricted stock units would occur in the event of the holder's retirement, death or disability or events defined as a "change in control" of Grainger. The restricted stock units are to be settled, at various times after vesting, by the delivery of unrestricted shares of Grainger common stock on a 1-for-1 basis.

(5)
Includes contributions accrued under Grainger's profit sharing plan, in which most Grainger employees participate, and the related supplemental profit sharing plan. Also includes, for deferred compensation plan participants, company contributions that would otherwise have been made to the supplemental profit sharing plan.

Stock Option Grants

        This table contains information about grants of stock options during the year ended December 31, 2005 to the named executive officers.

Name	Options Granted (Shares)	Percentage of Total Options Granted to Employees in 2005	Exercise or Base Price (Per Share) (1)	Earliest Exercise Date (2)	Expiration Date	Grant Date Present Value (3)
Richard L. Keyser	90,000	6.36%	$52.29	4/27/2008	4/26/2015	$1,162,548
James T. Ryan	27,000	1.91%	52.29	4/27/2008	4/26/2015	348,764
P. Ogden Loux	19,000	1.34%	52.29	4/27/2008	4/26/2015	245,427
John L. Howard	13,000	0.92%	52.29	4/27/2008	4/26/2015	167,924
Y. C. Chen	13,100	0.93%	52.29	4/27/2008	4/26/2015	169,215

(1)
The option exercise price equals the closing price of Grainger common stock reported for the business day before the date of grant, April 27, 2005.

(2)
All options were granted under the 2005 Incentive Plan on April 27, 2005 and are scheduled to become fully exercisable three years following that date. The exercisability of all such options would be accelerated upon an optionee's retirement, death or disability, or upon events defined as a "change in control" of Grainger.

(3)
The amounts shown are based on the Black-Scholes option-pricing model. Material assumptions incorporated into this model in estimating the value of the options are consistent with those required by Statement of Financial Accounting Standards No. 123 (Accounting for Stock-Based Compensation) and include the following:

a.
Exercise prices based on 100% of the fair market values of the shares on the dates of grant.

b.
Expected term of 7 years.

c.
Interest rate of 4.14%.

d.
Volatility of 20.13%.

e.
Dividend yield of 1.77%.

  The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

Stock Option Exercises and Holdings

        This table contains information about stock options exercised by the named executive officers during 2005 and the number of shares of Grainger common stock covered by, and the values of, outstanding stock options held by the named executive officers at December 31, 2005.

			Number of Securities Underlying Unexercised Options at 12/31/2005		Value of Unexercised In-the-Money Options at 12/31/2005 (3)
Name	Shares Acquired on Exercise (1)	Value Realized (2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard L. Keyser	43,060	$1,154,869	574,330	353,100	$14,260,507	$7,793,220
James T. Ryan	8,000	228,868	61,210	127,000	1,252,261	3,295,070
P. Ogden Loux	28,240	769,758	161,850	86,800	3,976,764	1,942,670
John L. Howard	10,000	210,000	51,550	51,440	1,265,030	1,136,434
Y. C. Chen	4,900	95,023	35,870	46,910	910,784	1,004,443

(1)
The figures shown are the numbers of shares covered by the exercised stock options.

(2)
The amounts shown are the differences between the per-share stock option exercise prices and fair market values of Grainger common stock on the dates of exercise, multiplied by the number of shares covered by the exercised stock options.

(3)
The dollar amounts shown are the differences between the per-share stock option exercise prices and the closing price of Grainger common stock on December 31, 2005 of $71.10 per share, as reported in the Composite Tape for NYSE listed stocks, multiplied by the number of shares covered by the unexercised stock options.

Other Benefits

        The Executive Deferred Compensation Plan permitted participants selected by a committee of management prior to 1986 to elect a salary reduction of between 5% and 15% (or more with special agreement) for up to four years. Under the related plan agreement, a participant is entitled to 180 monthly payments, commencing at age 65, in an annual amount that is based upon the amount of the salary reduction, the additional amount allocated by Grainger, and the number of years from deferment to normal retirement age. Reduced or increased payments are provided if the participant begins receiving payments before or after age 65, respectively. If Grainger reduces plan benefits or terminates the plan, or if there is a "change in control" of Grainger, various benefits are provided to the participant, ranging from a return of the amount of salary deferral plus interest to a lump-sum benefit equal to the present value of a projected payment stream. If a participant dies before retirement or before having received the full amount of the benefits, the balance will be paid to the participant's designated beneficiary. Although payment deferrals have not been permitted under the plan for several years, Mr. Keyser and another key executive had elected to defer salary payments under the plan for prior years. If Mr. Keyser commences receiving payments under the plan at age 65, his monthly payments would be $10,509.

        Under the 2004 Voluntary Salary and Incentive Deferral Plan, elected officers of Grainger may elect to defer receipt of up to 50% of base salary and/or 85% of annual cash bonus under an unfunded deferred compensation plan. The rate of return on the individual accounts (positive or negative) will be a function of the participant-selected investment funds. Investment choices for officers who elect to defer salary and/or bonus may be made only from the same investment funds available for all employees under Grainger's profit sharing plan. A participant may elect to receive distribution of deferred amounts upon his or her retirement or disability or upon a specified date certain, as a single sum or in annual installments over a period of up to 15 years. If a participant dies, any undistributed deferred amounts will be distributed to the participant's designated beneficiary in a single sum as soon as administratively practicable. If a participant's employment terminates for any reason other than retirement, disability or death, the deferred amounts will be paid to the participant as soon as administratively practicable. In the event of a "change in control" of Grainger, all deferred amounts will be paid to participants in a lump sum within five days after the "change in control," subject to any applicable requirements of Internal Revenue Code Section 409A. Certain of the named executive officers and other officers voluntarily participate in this plan.

        A committee of Grainger management determines which of Grainger's officers participate in Grainger's Executive Death Benefit Plan. The beneficiary of a participant who dies while employed by Grainger is generally entitled to 120 monthly payments of 50% of the participant's monthly compensation, calculated on the basis of salary and target bonus under the applicable cash incentive program. If a participant dies after retirement, an after-tax, lump-sum benefit approximating the participant's annual salary and annual target bonus under the applicable cash incentive program is payable to the participant's designated beneficiary. Prior to retirement, however, a participant may elect to receive a reduced payment following retirement on a pre-death basis. In the event of a "change in control" of Grainger, the plan assumes retirement on that date if the participant is then eligible for retirement (with the participant being credited with an additional three years of age and service for this purpose). The plan then provides for a lump-sum payment of the present value of the post-retirement benefit on the basis of the participant's death at age 80, subject to any applicable requirements of Internal Revenue Code Section 409A. All of the named executive officers and certain other key executives participate in the plan.

        Grainger has purchased and owns life insurance contracts to reduce its exposure relating to the Executive Deferred Compensation Plan and the Executive Death Benefit Plan.

        All of the named executive officers and certain other key executives have entered into Change in Control Employment Agreements with Grainger. Under each agreement, the executive is entitled to certain benefits if, within a two-year period following a "change in control" of Grainger, (a) the executive's employment is terminated other than for "cause," (b) the executive terminates employment for "good reason," or (c) in the case of Mr. Keyser and certain of the other named executive officers, the executive terminates employment for any reason within the 30-day period following the one-year anniversary of the "change in control." Benefits include a lump-sum payment generally equal to a multiple of the sum of (i) the executive's annual salary, (ii) the higher of the executive's target annual bonus or the average of the executive's last three annual bonuses, and (iii) in connection with Grainger's non-contributory profit sharing plans, a percentage of annual salary and bonus equal to the greater of (x) the highest percentage of covered compensation contributed by Grainger under the plans for any of the last three fiscal years or (y) 15%. In the case of Mr. Keyser and certain of the other named executive officers, the multiple is three. In the case of most of the other key executives, the multiple is two. Benefits additionally include continuation of health and dental benefits for a number of years equal to the applicable multiple. Each agreement further provides that the executive is to be made whole on an after-tax basis with respect to excise tax due as a consequence of payments (whether or not under the agreement) being classified as "parachute payments" under Section 280G of the Internal Revenue Code. In certain cases the lump-sum payment upon termination is limited under the agreement to an amount above which this excise tax would be due.

        U.S. employees who have not entered into Change in Control Employment Agreements with Grainger are generally covered by a Change in Control Severance Policy. Under the policy, employees whose employment with Grainger is terminated other than for "cause" or who resign under certain circumstances within two years following a "change in control" of Grainger are entitled to certain benefits. These benefits are severance pay and continuation of health and dental benefits in amounts and for durations that are based upon years of service, pay, and other factors.

EQUITY COMPENSATION PLANS

        This table contains information as of December 31, 2005 about Grainger's equity compensation plans, all of which have been approved by Grainger's shareholders.

	Number of common shares to be issued upon exercise of outstanding options warrants, and rights		Weighted-average exercise price of outstanding options, warrants, and rights		Number of common shares available for future issuance under equity compensation plans (excluding common shares reflected in the first column)
Equity compensation plans approved by shareholders	9,461,267	(1)	$48.37	(2)	8,159,695	(3)
Equity compensation plans not approved by shareholders	-0-		N/A		-0-

Total	9,461,267		$48.37		8,159,695

(1)
Includes an aggregate of 717,450 restricted stock units and an aggregate of 51,977 deferred stock units that are to be settled by the issuance of shares of common stock on a 1 for 1 basis.

(2)
Weighted-average exercise price of outstanding options; excludes restricted stock units and deferred stock units.

(3)
Represents shares of common stock authorized for issuance under the 2005 Incentive Plan (the "2005 Plan") in connection with awards of stock options, stock appreciation rights, stock units, shares of common stock, restricted shares of common stock and other stock-based awards. Under the 2005 Plan, shares issued pursuant to "Full Value Awards" (awards other than stock options or stock appreciation rights which are settled by the issuance of shares, e.g., restricted stock, restricted stock units, or other stock based awards) count against the 2005 Plan's share authorization at a rate of 2.36 to 1, while shares issued as stock options or stock appreciation rights count against the share authorization at a rate of 1 to 1.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD

        This report of the Compensation Committee of the Board (the "Committee") discusses the Company's compensation policy and programs for the Chairman and Chief Executive Officer and others who served as executive officers during the year.

        The Committee, all members of which are independent directors, administers the Company's executive compensation programs, reviews and approves corporate goals relevant to compensation, evaluates performance, and recommends to the Board the compensation design and pay levels for all executive officers. The Committee's charter, which sets out its duties and responsibilities, can be found in the Investor Relations section of the Company's Web site, www.grainger.com. The Committee considers information and data supplied by management and by compensation and benefits consultants. In addition, since 2004, the Committee has retained an independent compensation consultant. The independent compensation consultant reports directly to the Committee.

Executive Compensation Policy

        The Company's compensation programs are designed to attract and retain high-quality executive and managerial talent and to provide appropriate incentives, including equity-based awards, for achieving the Company's business goals. The overall compensation program includes significant variable pay components which link total executive compensation to the Company's performance and to the creation of long term shareholder value.

        The Company endeavors to accomplish these objectives through executive officer compensation consisting of base salary, annual cash incentive compensation, long term incentive vehicles such as stock options and restricted stock units (RSUs) and benefits. In setting compensation levels for executive officers, the Committee reviews total compensation paid to similar executives in positions at a representative group of companies that are considered to be comparative because they are competitors for similar executive talent. The Committee then considers a variety of market reference points including competitive compensation data (at both the median and 75th percentile), the executive's background and overall experience, individual and Company performance, replaceability, internal equity and uniqueness of skill sets to determine the executive officer's compensation. All elements of compensation are valued and reviewed to determine the Company's compensation practices relative to this compensation comparator group.

        The compensation comparator group is determined regularly by the Committee, with input from consultants, including the Committee's independent compensation consultant. The current comparator group consists of businesses which are similar in complexity and size (based on revenues and market capitalization) to the Company and are representative of the types of major companies with which the Company historically competes for executive talent. This "competitive market" for executive talent includes companies both within and outside the same industry or sector as the Company. Including a broader number of companies provides a more representative depiction of the competitive market for talent. Therefore, companies used for compensation comparison purposes are not identical to those in the industry index used in the performance graph of Company total shareholder returns.

Base Salaries

        The Committee reviews base salaries annually. Adjustments to base salaries are determined based on a detailed evaluation of the position, individual performance, the competitive market,

executive experience and internal equity. After evaluating the competitive market, merit increases consistent with market rates and the Company's compensation policy were approved by the Committee for 2005.

Cash Incentives

        Executive officers and other key managers generally participate in the Management Incentive Program (MIP), which provides for annual cash incentives based on the achievement of specified financial performance measures. For 2005, the MIP was structured to provide a balance between short term and long term results and to align the interests of management with shareholders by providing incentive payments that correspond with long term creation of shareholder value. For 2005, the financial measures used were return on invested capital (ROIC) and year-over-year growth in revenue. These measures were selected as they balance revenue growth with profitability, expense management and asset management and have been consistently applied for the past five years. A minimum ROIC return is required for any bonus payment. Once this hurdle is met, sales growth becomes a more important factor in the bonus calculation. In addition, for 2005 there was an individual performance component worth up to 30% of the target incentive. This component is designed to reward based on an assessment of achievement against specific individual or team goals related to Company objectives.

        Target incentive awards under the MIP and similar programs are based on a review of competitive market practice and range from 10% to 110% of base salary. Actual MIP payments are a product of the executive's incentive target adjusted by the Company's actual results achieved under the financial measures and the assessment of individual performance against specific goals. Incentive awards for officers in charge of business units were primarily based on the performance of the individual unit, although these officers also participated in the Company MIP results with respect to a portion of their total incentive opportunity.

        Results for 2005 of 25.9% ROIC and 9.4% year-over-year growth in sales were both above target. These results translated to an actual incentive multiple that caused the 2005 incentive awards to be greater than the target incentive awards. In addition to these financial measures, the individual performance components were assessed and all officers achieved their objectives.

        The Chairman and Chief Executive Officer and the Group President, Grainger Branded Businesses participated in the Office of the Chairman Incentive Program, a separate shareholder- approved plan providing for incentive bonuses determined by reference to the Company's reported net earnings. Bonuses under this plan were calculated for the year using the same financial measures as MIP incentives for most other executive officers.

        In 2006, the Company intends to continue to use ROIC, year-over-year growth in revenue, and individual performance for its annual incentive program.

Long Term Incentives

        Long term incentives provided under a shareholder-approved stock plan are an important means of aligning the financial interests of executive officers and other key employees to the longer term financial interests of the shareholders. In 2004, the Company started using a combination of stock options and RSUs as a part of its annual long term incentive program for top management. To keep the target grant value of long term incentives consistent with Company pay objectives and median market practice, the target annual stock option awards were significantly lowered from the 2003 levels, reflecting the use of RSUs. Including RSUs as a component of the long term incentive program lessens the primary reliance on stock options, increases the retentive qualities of the awards (given four-year cliff vesting provisions for RSUs compared to three-year cliff vesting provisions for stock options), and reduces annual share usage. The number of shares covered by stock options and RSUs is designed to provide an economic value that is generally competitive with awards made by other companies to their employees in comparable jobs. Recipients are required to sign an agreement containing confidentiality and non-competition provisions.

        Beginning in 2006, the Company will use performance shares as a part of its annual long term incentive program for officers. The Committee approved the long term program under which performance shares will represent approximately 30% of the total value of long term compensation, while stock options and RSUs will represent approximately 40% and 30% of the total value, respectively. Including performance shares as a component of the long term incentive program is intended to further align management compensation with the Company's business strategy and the creation of shareholder value. In addition, the use of performance shares satisfies the requirements for qualified performance-based compensation under Internal Revenue Code Section 162(m).

        The number of shares that can be earned for the 2006 grant of performance shares will range from 0% to 200% of the target award and will be determined based on the Company's growth in revenue in 2006 over 2005. These shares will then vest at the end of three years only if the Company meets an ROIC hurdle. These measures were selected as they balance revenue growth with profitability, expense management and asset management, and are consistent with the short term objectives established in the annual incentive program for key managers.

        In April 2005, approximately 800 employees received stock options covering 1,138,150 shares through the long term incentive program. This number includes approximately 171,000 stock options awarded to seven executive officers. In addition, approximately 170 employees received RSUs covering 173,150 shares through this program. This number includes approximately 57,150 RSUs awarded to seven executive officers.

        Beginning in 2001, the Company also has periodically issued options to its employees under a broad-based stock option program. Under this program, employees who do not participate in any other option program are awarded stock options covering 100 shares upon reaching five-year service-level milestones. In February 2006, 1,906 employees received options covering 190,600 shares under this broad-based program. The option terms are generally similar to those of the annual stock option program.

        In all cases, stock options are awarded at an exercise price equal to the closing price of the Company's common stock reported for the business day before the grant. Stock option repricing is not permitted under the plan.

        The Company also from time to time has granted restricted stock (generally subject to forfeiture if employment terminates before the end of the restricted period) to executive and other officers of the Company, in each case subject to the execution of a confidentiality and non-competition agreement with the Company. When these grants have been made, the objectives of the grants and related confidentiality and non-competition agreements are to align more closely the interests of executives with those of shareholders, to protect proprietary Company information, to preserve the Company's competitive advantages, to provide a strong executive retention incentive, and to provide for executive continuity. There were no such awards to executive officers in 2005.

Stock Ownership Guidelines

        In 1996, the Company established stock ownership guidelines for its officers. Ownership of Company stock creates alignment between executives and shareholders and encourages executives to act to increase shareholder value. The Chairman and Chief Executive Officer is required to achieve stock ownership of at least five times annualized base salary. Other U.S. officers are required to achieve stock ownership of at least three times or two times annualized base salary. These ownership guidelines must be met within three years of being elected an officer. Officers who fail to achieve these ownership levels will not be eligible to receive any stock-based awards until they achieve their required ownership level. As of the date of this report, all officers subject to the guidelines are in compliance with them. The Company believes the guidelines are important in aligning the interests of the executive officers of the Company and the shareholders.

Deferred Compensation

        Officers of the Company may elect to defer receipt of up to 50% of base salary and/or 85% of annual cash bonus under the 2004 Voluntary Salary and Incentive Deferral Plan, an unfunded deferred compensation plan. The rate of return on the individual accounts (positive or negative) will be a function of the participant-selected investment funds. The Company does not provide a matching contribution nor does it subsidize above market investment returns. Investment choices for officers who elect to defer salary and/or bonus generally may be made only from the same investment funds available under the Company's profit sharing plan. Nine officers participated in the plan in 2005.

Other Benefits

        Most other benefits, including profit sharing and various welfare benefits, provided to executive officers are comparable to those provided to the majority of salaried and hourly Company employees. Other benefits available to officers include a death benefit (described elsewhere in this proxy statement), a car allowance and reimbursement for financial counseling, estate planning and tax preparation services (the car allowance and reimbursements are fully taxable and not grossed up to cover taxes). From time to time, the Company may pay the initiation fee for an executive to join a club that will be used for business purposes, whereas all future dues are the responsibility of the executive. In 2005, the Company paid for one executive officer to join a club. The Chairman and Chief Executive Officer is allowed personal use of the corporate aircraft and car service.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to a public company for compensation over $1 million per fiscal year paid to the company's chief executive officer and its four other most highly compensated executive officers serving at the end of that year. Not subject to the deductibility limit, however, is compensation that qualifies as "performance-based" compensation. A Company objective is to maximize the deductibility of compensation under Section 162(m) to the extent doing so is reasonable and consistent with Company strategies and goals. Awards under the cash incentive plan in which the Chairman and Chief Executive Officer and Group President participate, gains on exercises of stock options and the vesting of performance shares would be considered to be "performance-based" compensation not subject to the Section 162(m) deductibility limit. Awards of time vested restricted stock and RSUs are not exempt from the Section 162(m) deductibility limit, and all or a portion of these awards may be nondeductible when the awards vest.

Chairman and Chief Executive Officer Compensation

        All elements of compensation for the Chairman and Chief Executive Officer, including base salary, bonus and long term incentives, and other benefits, are reviewed and approved solely by independent directors in executive sessions of this Committee or the full Board. The Committee reviews and approves the corporate goals and objectives relevant to the Chairman and Chief Executive Officer's compensation. These goals and objectives include quantitative measures such as sales growth, profitability, and shareholder value, as well as qualitative measures such as strategic execution and overall Company performance. The Committee then evaluates performance in light of those goals and objectives, and, either as a committee or together with the other independent directors (as directed by the Board), determines and approves the Chairman and Chief Executive Officer's compensation level.

        In determining the Chairman and Chief Executive Officer's compensation for 2005, the Committee believes that the goals and objectives set forth above were successfully achieved as demonstrated by leadership that produced favorable sales growth results and returns on invested capital. Additional factors in determining the Chairman and Chief Executive Officer's compensation included the value of compensation paid to chief executive officers at comparable companies as well as the other factors described in the Company's Executive Compensation Policy Section. The Committee believes the Chairman and Chief Executive Officer's compensation was reasonable given his and the Company's performance.

Harold B. Smith, Chairman Stuart L. Levenick John W. McCarter, Jr. Neil S. Novich Gary L. Rogers
Members of the Compensation Committee of the Board of Directors

COMPANY PERFORMANCE

        This stock price performance graph compares the cumulative total return on an investment in Grainger common stock with the cumulative total return of an investment in each of the S&P 500 Stock Index and a peer group index made up of all the companies, other than Grainger, which constitute the Dow Jones Industrial Suppliers Index. It covers the period commencing December 31, 2000 and ending December 31, 2005. The graph assumes that the value for the investment in Grainger common stock and in each index was $100 on December 31, 2000 and that all dividends were reinvested.

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITOR

        The Audit Committee of the Board of Directors has approved, subject to shareholder ratification at the meeting, the appointment of Ernst & Young LLP as Grainger's independent auditor for the year ending December 31, 2006. Representatives of Ernst & Young LLP are expected to be present at the meeting to respond to appropriate questions of shareholders and to make any desired statements. On March 1, 2005, the Audit Committee dismissed Grant Thornton LLP, effective as of the filing of Grainger's annual report on Form 10-K for the year ended December 31, 2004.

        Grant Thornton LLP's reports on Grainger's consolidated financial statements for each of the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2004 and 2003 and through the date of the appointment of Ernst & Young LLP, there were no disagreements with Grant Thornton LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Grant Thornton LLP's satisfaction, would have caused Grant Thornton LLP to make reference to the subject matter of the disagreement in connection with its report on Grainger's consolidated financial statements for such years. There were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        During the years ended December 31, 2004 and 2003 and prior to the appointment of Ernst & Young LLP, Grainger did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Grainger's consolidated financial statements, or any other matters or reportable events as set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

        The Board recommends a vote FOR the proposal to ratify the appointment of independent auditor.

        Approval of the proposal requires the affirmative votes of a majority of the shares of Grainger common stock represented in person or by proxy at the meeting and entitled to vote. Abstentions will have the same effect as votes against the proposal. Broker non-votes will not affect the outcome of the vote. In the event the proposal is not approved, the Board will consider the negative vote as a mandate to appoint another independent auditor for the next year.

Appendix A

W.W. GRAINGER, INC.

Categorical Standards for Director Independence

        Business Transactions.    A director's independence will not be deemed to be impaired by reason of his or her service as an executive officer of another company that does business with Grainger if in each of the three most recent fiscal years the other company's annual sales to Grainger are less than one percent (1%) of that company's consolidated gross revenues and if in each of the three most recent fiscal years Grainger's sales to the other company are less than one percent (1%) of that company's consolidated gross revenues.

        Tax-Exempt Contributions.    A director's independence will not be deemed to be impaired by reason of his or her service as an officer, director or trustee of a tax-exempt organization that receives contributions from Grainger if Grainger's contributions to the organization are less than one percent (1%) of the organization's total annual contributions.

A-1

002CS-10763

	☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
MANAGEMENT RECOMMENDS A VOTE 'FOR' ITEMS 1 AND 2.
1. Election of Directors.
	For	With- hold		For	With- hold		For	With- hold		For	With- hold
01 -Brian P. Anderson	☐	☐	05 - William K. Hall	☐	☐	09 - Neil S. Novich	☐	☐	13 - Harold B. Smith	☐	☐
02 - Wilbur H. Gantz	☐	☐	06 - Richard L. Keyser	☐	☐	10 - Michael J. Roberts	☐	☐
03 - David W. Grainger	☐	☐	07 - Stuart L. Levenick	☐	☐	11 - Gary L. Rogers	☐	☐
04 - V. Ann Hailey	☐	☐	08 - John W. McCarter, Jr.	☐	☐	12 - James D. Slavik	☐	☐

		For	Against	Abstain
2.	Proposal to ratify the appointment of Ernst & Young LLP as independent auditor for the year ending December 31, 2006.	☐	☐	☐	Mark this box with an X if you plan to attend the Annual Meeting.	☐
3.	In their discretion upon such other matters as may properly come before the meeting.

Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Please sign exactly as your name or names appear hereon. Joint owners should each sign personally. If signing in a fiduciary or representative capacity, give full title as such.
Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

/ /	/ /	/ /

1UPX

Proxy - W.W. Grainger, Inc.

100 Grainger Parkway, Lake Forest, Illinois 60045-5201
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proxy for Annual Meeting of Shareholders, April 26, 2006

The undersigned hereby appoints David W. Grainger and Richard L. Keyser, and each of them, proxies of the undersigned with full power of substitution to represent the undersigned and to vote all of the shares of the Common Stock of W.W. Grainger, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of W.W. Grainger, Inc. to be held on April 26, 2006 and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present and voting thereat.

A majority of said proxies or substitutes who shall be present at the meeting may exercise all powers hereunder. All proxies will be voted as specified. If no specification is made, the proxy will be voted FOR items 1 and 2. If authority is given to vote for the election of directors, this proxy may be voted cumulatively for directors as set forth in the proxy statement.
(Continued and to be voted, signed and dated on reverse side.)

Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)		To vote using the Internet
•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE
•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on April 26, 2006.
THANK YOU FOR VOTING

QuickLinks

Table of Contents
INTRODUCTION
ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND BOARD COMMITTEES
DIRECTOR COMPENSATION
OWNERSHIP OF GRAINGER STOCK
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT COMMITTEE OF THE BOARD
AUDIT FEES AND AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLANS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
COMPANY PERFORMANCE
PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT AUDITOR
  Appendix A